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                                                                                          Exhibit 21

                            Subsidiaries of BestNet Communications Corp.

                                     Subsidiaries of Registrant


                                         State of Incorporation      Percent of Ownership of BestNet
                                         ----------------------      -------------------------------
       Subsidiary                           or Jurisdiction               Communications Corp.
       ----------                           ---------------               --------------------
Oncologix Corporation                             Nevada                         100%

International Environment Corporation            Delaware                        100%

Interpretel (Canada) Inc.                  Province of Ontario                   100%

Interpretel, Inc.                                 Arizona                        100%

Telplex International                             Arizona                        100%

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